As filed with the Securities and Exchange Commission on June 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

AND

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT NO. 333-176674

AND

POST-EFFECTIVE AMENDMENT NO. 2 TO

REGISTRATION STATEMENTS NOS. 333-165389, 333-157825, 333-149834, 333-147063, 333-133237, 333-124536, 333-113472,

333-102770, 333-82722, 333-57026 and 333-35862

UNDER

THE SECURITIES ACT OF 1933

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

210 East Grand Ave.

South San Francisco, CA 94080

(Address of Principal Executive Offices, including Zip Code)

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

2000 EQUITY INCENTIVE PLAN

2010 INDUCEMENT AWARD PLAN

2011 EQUITY INCENTIVE PLAN

2014 EQUITY INCENTIVE PLAN

EXELIXIS, INC. 401(k) PLAN

(Full Title of the Plans)

Michael M. Morrissey

President and Chief Executive Officer

Exelixis, Inc.

210 East Grand Ave.

South San Francisco, CA 94080

(650) 837-7000

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

James B. Bucher	Kenneth L. Guernsey
Vice President, Corporate Legal Affairs and Secretary	Cooley LLP
Exelixis, Inc.	101 California Street, 5th Floor
210 East Grand Ave.	San Francisco, CA 94111
South San Francisco, CA 94080

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.001 per share)
Shares not previously registered	12,500,000	$3.395 (2)	$42,457,500 (2)	$5,466
Shares previously registered	28,439,020	N/A (3)	N/A (3)	N/A (3)

This registration statement is (a) a new registration statement, (b) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-176674) as filed with the Securities and Exchange Commission on September 2, 2011; and (c) a Post-Effective Amendment No. 2 to the registrant’s registration statements on Form S-8 (File Nos. 333-165389, 333-157825, 333-149834, 333-147063, 333-133237, 333-124536, 333-113472, 333-102770, 333-82722, 333-57026 and 333-35862 ), as originally filed with the Securities and Exchange Commission on March 10, 2010, March 10, 2009, March 20, 2008, October 31, 2007, April 12, 2006, May 2, 2005, March 10, 2004, January 28, 2003, February 14, 2002, March 14, 2001 and April 28, 2000, respectively (the registration statements set forth in (b) and (c) above, collectively, the “Prior Registration Statements”). Pursuant to the Prior Registration Statements, shares of common stock, par value $0.001 per share, were registered for issuance under, among other plans, the Exelixis, Inc. 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), the Exelixis, Inc. 2000 Equity Incentive Plan (the “2000 Plan”), the Exelixis, Inc. 2010 Inducement Award Plan (the “2010 Plan”) and the Exelixis, Inc. 2011 Equity Incentive Plan (the “2011 Plan,” and with the Directors’ Plan, the 2000 Plan and the 2010 Plan, the “Prior Plans” ).

(1)	This registration statement covers 12,000,000 shares, not previously registered, under the Exelixis, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), which is the successor plan to the Prior Plans, and 500,000 shares, not previously registered, under the Exelixis, Inc. 401(k) Plan (the “401(k) Plan”). In addition, this registration statement covers up to 28,439,020 shares which were previously registered under the Prior Registration Statements for offer or sale under the Prior Plans and which may be offered or sold under the 2014 Plan (the “Carried Forward Shares”). The Carried Forward Shares consist of (a) 1,564,602 shares remaining available for grant under the Prior Plans as of May 28, 2014, the effective date of the 2014 Plan (the “Effective Date”), and (b) 26,874,418 shares of common stock subject to outstanding stock awards granted under the Prior Plans that, as of and after the Effective Date, expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to meet a contingency or condition required to vest such shares or are reacquired or are withheld to satisfy a tax withholding obligation in connection with an award (other than a stock option or stock appreciation right). In the event any of these shares of common stock subject to outstanding stock awards set forth in (b) above are not issued under the Prior Plans, such shares will become available for issuance under the 2014 Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the 2014 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee for these shares issuable pursuant to the 2014 Plan and the 401(k) Plan pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock on June 9, 2014, as reported on the NASDAQ Global Select Market.
(3)	The Carried Forward Shares were previously registered under the Prior Registration Statements; therefore, no filing fee with respect to those shares is required pursuant to Instruction E to the General Instructions to Form S-8. The Post-Effective Amendment to the Prior Registration Statements is filed here to reallocate the Carried Forward Shares from the Prior Registration Statements and to carry over the registration fees paid for the Carried Forward Shares from the Prior Registration Statements.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering: (a) 12,000,000 shares of the registrant’s common stock to be issued pursuant to the Exelixis, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) not previously registered, (b) 500,000 shares of the registrant’s common stock to be issued pursuant to the Exelixis, Inc. 401(k) Plan (the “401(k) Plan”), and (c) up to 28,439,020 shares of the registrant’s common stock pursuant to (i) the Exelixis, Inc. 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), (ii) the Exelixis, Inc. 2000 Equity Incentive Plan, as amended and restated, which terminated pursuant to its terms on January 26, 2010 (the “2000 Plan”), (iii) the Exelixis, Inc. 2010 Inducement Award Plan (the “2010 Plan”) and (iv) the Exelixis, Inc. 2011 Equity Incentive Plan (the “2011 Plan,” and with the Directors’ Plan, the 2000 Plan and the 2010 Plan, the “Prior Plans”) which were previously registered (as further described below).

This registration statement is (a) a new registration statement, (b) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-176674) as filed with the Securities and Exchange Commission on September 2, 2011; and (c) a Post-Effective Amendment No. 2 to the registrant’s registration statements on Form S-8 (File Nos. 333-165389, 333-157825, 333-149834, 333-147063, 333-133237, 333-124536, 333-113472, 333-102770, 333-82722, 333-57026 and 333-35862 ), as originally filed with the Securities and Exchange Commission on March 10, 2010, March 10, 2009, March 20, 2008, October 31, 2007, April 12, 2006, May 2, 2005, March 10, 2004, January 28, 2003, February 14, 2002, March 14, 2001 and April 28, 2000, respectively (the registration statements set forth in (b) and (c) above, collectively, the “Prior Registration Statements”), the contents of which are incorporated by reference herein.

The 2014 Plan was approved and adopted at the registrant’s annual meeting of stockholders on May 28, 2014 as the successor plan to the Prior Plans, and an increase to the number of shares reserved for issuance pursuant to the 401(k) Plan was approved by the registrant’s Board of Directors on December 6, 2013. The registrant desires to have the shares of common stock registered hereunder and issuable pursuant to the 2014 Plan to include the 28,439,020 shares of common stock described above whose offer and sale under the Prior Plans was registered under the Prior Registration Statements (the “Carried Forward Shares”). The Carried Forward Shares consist of (a) 1,564,602 shares remaining available for grant under the Prior Plans as of May 28, 2014, the effective date of the 2014 Plan (the “Effective Date”), and (b) 26,874,418 shares of common stock subject to outstanding stock awards granted under the Prior Plans that, as of and after the Effective Date, expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to meet a contingency or condition required to vest such shares or are reacquired or are withheld to satisfy a tax withholding obligation in connection with an award (other than a stock option or stock appreciation right). In the event any of these shares of common stock subject to outstanding stock awards set forth in (b) above are not issued under the Prior Plans, such shares will become available for issuance under the 2014 Plan.

Consequently, in accordance with Instruction E to the General Instructions to Form S-8: (a) the registrant is (i) carrying over the Carried Forward Shares from the Prior Registration Statements and (ii) registering the offer and sale of 12,500,000 new shares of common stock; (b) the registration fees allocable to the Carried Forward Shares carried over from the Prior Registration Statements and paid in connection with the Prior Registration Statements are carried over in this registration statement; and (c) the Prior Registration Statements are being amended on a post-effective basis to disclose the succession of the 2014 Plan to the Prior Plans, pursuant to this registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Exelixis, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2013, filed on February 20, 2014;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2014, filed on May 1, 2014;

•

The Company’s Current Reports on Form 8-K filed on January 22, 2014, January 23, 2014, February 12, 2014, February 21, 2014, February 28, 2014, March 25, 2014, March 26, 2014, May 8, 2014, and May 29, 2014;

•

The description of the Company’s common stock that is contained in the Company’s Registration Statement on Form 8-A (File No. 000-30235), filed with the Commission on April 6, 2000 pursuant to Section 12 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s amended and restated certificate of incorporation provides that the Company must indemnify the Company’s directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. However, directors of the Company may be personally liable for liability:

•	for any breach of duty of loyalty to the Company or to its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

In addition, the Company’s amended and restated bylaws provide that:

•	the Company is required to indemnify directors and executive officers of the Company to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

•	the Company may indemnify other officers, employees and other agents of the Company as set forth in Delaware law;

•	the Company is required to advance expenses to directors and executive officers of the Company as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Company has also provided for liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

The Company has entered into indemnification agreements with each of the directors and certain officers of the Company. These agreements, among other things, require the Company to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Company, arising out of the person’s services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company’s request. At present, the Company is not aware of any pending or threatened litigation or proceeding involving any of the directors, officers, employees or agents of the Company in which indemnification would be required or permitted. The Company believes that the charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Exelixis, Inc. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc. (1)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc. (2)

4.4	Amended and Restated Bylaws of Exelixis, Inc. (3)

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature page to this registration statement.

99.1	2014 Equity Incentive Plan. (4)

99.4	Exelixis, Inc. 401(k) Plan. (1)

(1)	Filed as the like-described exhibit to Exelixis, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 1, 2010, filed with the Securities and Exchange Commission on March 10, 2010, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Exelixis, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 25, 2012, and incorporated herein by reference.
(3)	Filed as Exhibit 3.1 to Exelixis, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 5, 2011, and incorporated herein by reference.
(4)	Filed as Exhibit 10.1 to Exelixis, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 29, 2014, and incorporated herein by reference.

UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 13, 2014.

EXELIXIS, INC.

By:	/s/ Michael M. Morrissey
Michael M. Morrissey
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Morrissey, Jeffrey J. Hessekiel and James B. Bucher, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael M. Morrissey Michael M. Morrissey, Ph.D.	Director, President and Chief Executive Officer (Principal Executive Officer)	June 13, 2014

/s/ Deborah Burke Deborah Burke	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2014

/s/ Stelios Papadopoulos Stelios Papadopoulos, Ph.D.	Chairman of the Board	June 13, 2014

/s/ Charles Cohen Charles Cohen, Ph.D.	Director	June 13, 2014

/s/ Carl B. Feldbaum Carl B. Feldbaum, Esq.	Director	June 13, 2014

/s/ Alan M. Garber Alan M. Garber, M.D., Ph.D.	Director	June 13, 2014

/s/ Vincent Marchesi Vincent Marchesi, M.D., Ph.D.	Director	June 13, 2014

/s/ George Poste George Poste, D.V.M., Ph.D., FRS	Director	June 13, 2014

/s/ George A. Scangos George A. Scangos, Ph.D.	Director	June 13, 2014

/s/ Lance Willsey Lance Willsey, M.D.	Director	June 13, 2014

/s/ Jack L. Wyszomierski Jack L. Wyszomierski	Director	June 13, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Exelixis, Inc. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc. (1)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc. (2)

4.4	Amended and Restated Bylaws of Exelixis, Inc. (3)

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature page to this registration statement.

99.1	2014 Equity Incentive Plan. (4)

99.4	Exelixis, Inc. 401(k) Plan. (1)

(1)	Filed as the like-described exhibit to Exelixis, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 1, 2010, filed with the Securities and Exchange Commission on March 10, 2010, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Exelixis, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 25, 2012, and incorporated herein by reference.
(3)	Filed as Exhibit 3.1 to Exelixis, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 5, 2011, and incorporated herein by reference.
(4)	Filed as Exhibit 10.1 to Exelixis, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 29 , 2014, and incorporated herein by reference.